---------------------------------------------------------------------------



                                                                  Exhibit Index
                                                                     on Page 8

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT




     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934





        Date of Report (Date of earliest event reported): March 14, 1997


                              GROVE PROPERTY TRUST
             (Exact name of registrant as specified in its charter)



          Maryland                      1-13080                 06-1391084

    (State or other jurisdiction      (Commission             (IRS Employer
        of incorporation)              File Number)          Identification No.)



                  598 Asylum Avenue Hartford, Connecticut 06105
-----------------------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (860) 246-1126

                                       N/A
              (Former name or former address, if changed since last report.)

------------------------------------------------------------------------------

Item 2.  Acquisition or Disposition of Assets.

                  On March 14, 1997, the Registrant consummated a series of transactions (the "Consolidation Transactions") pursuant to which it became a self-administered and self-managed real estate investment trust with control over a portfolio of 23 multi-family residential apartment projects and one neighborhood shopping center in the Northeastern United States.
The Consolidation Transactions are summarized below:

                  (1) The Registrant formed Grove Operating, L.P., a Delaware limited partnership (the "Operating Partnership"), to serve as the operating partnership of the Registrant.

                  (2) The Operating Partnership consummated an Exchange Offer for the tender of any or all of the limited partnership interests of certain limited partnerships (the "Property Partnerships") in exchange for an aggregate of 1,082,519 units of limited partnership interest of the Operating Partnership ("Common Units") and an aggregate of $3,457,561 in cash.

                  (3) The Registrant and the Operating Partnership entered into a Contribution Agreement, dated March 14, 1997, with Grove Investment Group, Inc. ("GIG"), Damon Navarro, Joseph LaBrosse, Brian Navarro, Edmund Navarro, certain of their affiliates and certain other persons (the "Contributors"), pursuant to which:

          (a) The Registrant contributed its four multi-family residential apartment projects to the Operating Partnership in exchange for 620,130 Common Units;

          (b) The Registrant contributed to the Operating Partnership $30,000,000, representing the gross proceeds of the private placement of the Registrant's common shares of beneficial interest, par value $.01 per share ("Common Shares"), described below, in exchange for
          3,333,333 Common Units;

          (c) Grove Property Services Limited Partnership contributed its assets and liabilities relating to its property management business to the Operating Partnership in exchange for 687,076 Common Units;

           (d) Burgundy Associates Limited Partnership contributed its property known as Burgundy Studio Apartments to the Operating Partnership in exchange for 99,814 Common Units;

           (e) Certain Contributors contributed their interests in the Property Partnerships in exchange for aggregate consideration of 923,104 Common Units; and

          (f) Certain Contributors contributed seven multi-family residential apartment projects to the Operating Partnership in exchange for an aggregate of 167,758 Common Units.

         As a result of the foregoing transactions, the Operating Partnership acquired (i) 100% of the following properties: Dogwood Hills Apartments, Hamden Center Apartments, Baron Apartments, Cambridge Estates, Arbor Commons, 208-210 Main Street Apartments, Dean Estates II Apartments, Colonial Village Apartments and Park Place West; and (ii) a controlling interest in Avonplace Condominiums, Burgundy Studio Apartments, Fox Hill Apartments, The Longmeadow Shops, Loomis Manor, Woodbridge Apartments, Royale Apartments, Bradford Commons, Dean Estates Apartments Fox Hill Commons, Van Deene Manor, Security Manor, Westwynd Apartments, Ocean Reef Apartments and Sandalwood Apartments.


                  (4) Certain amendments to the Declaration of Trust of the Registrant and the Registrant's 1996 Share Incentive Plan were adopted following approval of shareholders of the Registrant.

                  (5) The Registrant declared and issued a stock dividend aggregating 26,250 Common Shares and concurrently effectuated a 1.125 to 1 stock split, thereby issuing, on a pro rata basis, a total of 95,130 Common Shares to the holders of the then outstanding Common Shares.

                  In determining the amount of consideration paid for the acquired properties, the value of each property wasdetermined by (i) capitalizing the pro forma net operating income for such property less a reserve for capital expenditures at a capitalization rate ranging from 9% to 11% (ii) deducting the amount of debt of the Property Partnership holding such property
(iii) adding the other assets of the Property Partnership, net of liabilities (such as cash, accounts receivable, accounts payable and security deposits) and
(iv) deducting any transfer taxes due upon the restructuring of the Property Partnership. Each Common Unit was valued at $9.00 per share.



                  The Consolidation Transactions were financed, in part, through a private placement of 3,333,333 Common Shares, yielding gross proceeds to the Registrant of $30,000,000 (the "Private Placement"). Common Shares issued in the Private Placement were purchased by a number of investors, including Morgan Stanley Group Inc. and ABKB/LaSalle Securities Limited (the "Investors").

                  The Consolidation Transactions were also financed through a $15,084,000 Term Loan entered into by the Registrant, the Operating Partnership, certain affiliated limited partnerships, the general partners of such limited partnerships and Citicorp Real Estate, Inc., as lender.

Item 7.  Financial Statements and Exhibits.

 (a)      Financial Statements of Businesses Acquired

          Financial statements and supplementary information are contained on pages F-1 to F-47 of this report.

 (b)      Pro Forma Financial Information

          Financial statements and supplementary information are contained on pages F-1 to F-47 of this report.

 (c)      The following Exhibits are filed as a part of this Report:


Exhibit No.                               Exhibit

3.1          Third Amended and Restated Declaration of
             Trust of the Registrant.

3.2          Amended and Restated By-laws of the Registrant.

10.1         Securities Purchase Agreement, dated March 14,
             1997, between the Registrant and Morgan Stanley
             Group Inc.

10.2          Securities Purchase Agreement, dated March 14,
              1997, between the Registrant and ABKB/LaSalle
              Securities Limited.

10.3 Form of Securities Purchase Agreement executed by other Investors in the Private Placement.

10.4          Registration Rights Agreement executed by the
              Investors.

10.5          Multifamily   Note,  dated  March  14,
              1997,   among  Citicorp  Real  Estate,
              Inc.,    GR-Properties   III   Limited
              Partnership,     Foxwoodburg,    L.P.,
              Grove-Westfield   Associates   Limited
              Partnership,   Grove-West  Springfield
              Associates  Limited   Partnership  and
              GR-Westwynd     Associates     Limited
              Partnership.

10.6          Cash Management Agreement, dated as of
              March 14, 1997,  among  Citicorp  Real
              Estate,   Inc.,    GR-Properties   III
              Limited   Partnership,    Foxwoodburg,
              L.P.,    Grove-Westfield    Associates
              Limited    Partnership,     Grove-West
              Springfield     Associates     Limited
              Partnership and GR-Westwynd Associates
              Limited Partnership.

10.7          Form of Multifamily Open-End Mortgage Deed,
              Assignment of Rents and Security Agreement, executed by Citicorp Real Estate, Inc. and each of GR-Properties III Limited Partnership,
              Foxwoodburg, L.P., Grove-Westfield Associates
              Limited Partnership, Grove-West Springfield
              Associates Limited Partnership and GR-
              Westwynd Associates Limited Partnership.

10.8 Pledge Agreement, dated as of March 14, 1997, between the Operating Partnership and Citicorp
              Real Estate, Inc.

--------
Incorporated by reference from the
Registrant's Current Report on Form 8-K, dated February 13, 1997.

10.9          Registration  Rights Agreement,  dated
              March 14, 1997, between the Registrant
              and certain partners of the Operating
                       Partnership.

10.10         1996 Share Incentive Plan, dated March 14, 1997.

10.11 Pledge Agreement, dated March 14, 1997, among Damon Navarro, Brian Navarro, Edmund Navarro, Joseph LaBrosse, Gerald McNamara,
              National Realty Services Limited Partnership, GIG, Burgundy Associates Limited Partnership, Grove Equity Partnership, Grove Holding Co.
              Inc. and the Registrant.

10.12         Noncompetition Agreement among the
              Registrant, the Operating Partnership, National
              Realty Services Limited Partnership, GIG and
              Burgundy Associates Limited Partnership.

10.13 Form of Noncompetition Agreement executed by each of Damon Navarro, Brian Navarro, Joseph
              LaBrosse,  Edmund  Navarro  and Gerald
              McNamara.

10.14 Employment Agreement, dated March 14, 1997, between the Registrant and Damon Navarro.

10.15 Employment Agreement, dated March 14, 1997, between the Registrant and Brian Navarro.

10.16 Employment Agreement, dated March 14, 1997, between the Registrant and Edmund Navarro.

10.17 Employment Agreement, dated March 14, 1997, between the Registrant and Joseph LaBrosse.

10.19 Employment Agreement, dated March 14, 1997, between the Registrant and Gerald McNamara.

                                   SIGNATURES


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                          GROVE REAL ESTATE ASSET TRUST



Date: March 28, 1997                    /s/ DAMON NAVARRO
                                    ---------------------
                                   Damon Navarro
                                   President

                                  EXHIBIT INDEX



Exhibit No.           Exhibit                                           Page No.

3.1   Third Amended and Restated Declaration of Trust of the
      Registrant.

3.2   Amended and Restated By-laws of the Registrant.

10.1 Securities Purchase Agreement, dated March 14, 1997, between the Registrant and Morgan Stanley Group Inc.

10.2  Securities  Purchase   Agreement,   dated  March  14,  1997,  between  the
      Registrant and ABKB/LaSalle Securities Limited.

10.3 Form of Securities Purchase Agreement executed by other Investors in thePrivate Placement.

10.4  Registration Rights Agreement executed by the Investors.

10.5 Multifamily Note, dated March 14, 1997, among Citicorp Real Estate, Inc.,GR-Properties III Limited Partnership, Foxwoodburg, L.P., Grove-Westfield Associates Limited Partnership, Grove-West Springfield Associates Limited Partnership and GR-Westwynd Associates Limited Partnership.

10.6 Cash Management Agreement, dated as of March 14, 1997, among Citicorp Real Estate, Inc., GR-Properties III Limited Partnership, Foxwoodburg, L.P., Grove-Westfield Associates Limited Partnership, Grove-West Springfield Associates Limited Partnership and GR-Westwynd Associates Limited Partnership.

10.7 Form of Multifamily Open-End Mortgage Deed, Assignment of Rents and Security Agreement, executed by Citicorp Real Estate, Inc. and each of GR-Properties III Limited Partnership, Foxwoodburg, L.P., Grove-Westfield Associates Limited Partnership, Grove-West Springfield Associates Limited Partnership and GR-Westwynd Associates Limited Partnership.

10.8 Pledge Agreement, dated as of March 14, 1997, between the Operating Partnership and Citicorp Real Estate, Inc.

10.9   Registration  Rights  Agreement,   dated  March  14,  1997,  between  the
       Registrant and certain partners of the Operating Partnership.

10.10  1996 Share Incentive Plan, dated March 14, 1997.

10.11  Pledge Agreement, dated March 14, 1997, among Damon
       Navarro, Brian Navarro, Edmund Navarro, Joseph LaBrosse,
       Gerald McNamara, National Realty Services Limited
       Partnership, GIG, Burgundy Associates Limited Partnership,
       Grove Equity Partnership, Grove Holding Co. Inc. and the
       Registrant.

10.12  Noncompetition Agreement among the Registrant, the
       Operating Partnership, National Realty Services Limited
       Partnership, GIG and Burgundy Associates Limited
       Partnership.

10.13  Form of Noncompetition Agreement executed by each of Damon
       Navarro, Brian Navarro, Joseph LaBrosse, Edmund Navarro and Gerald McNamara.

10.14 Employment Agreement, dated March 14, 1997, between the Registrant and Damon Navarro.

10.15 Employment Agreement, dated March 14, 1997, between the Registrant and Brian Navarro.

10.16 Employment Agreement, dated March 14, 1997, between the Registrant and Edmund Navarro.

10.17 Employment Agreement, dated March 14, 1997, between the Registrant and Joseph LaBrosse.

10.18 Employment Agreement, dated March 14, 1997, between the Registrant and Gerald McNamara.


--------
Incorporated by reference from the Registrant's Current Report on Form 8-K, dated February 13, 1997.

                                                                                                           PAGES
                        INDEX TO FINANCIAL STATEMENTS                                                   ---------
GROVE REAL ESTATE ASSET TRUST
  Pro Forma Financial Statements (Unaudited):
    Pro Forma Condensed Consolidated Balance Sheet as of September 30, 1996............................        F-2
    Notes to Pro Forma Condensed Consolidated Balance Sheet............................................        F-3
    Pro Forma Condensed Consolidated Statements of Income for the Nine Months Ended September 30, 1996
     and Year Ended December 31, 1995..................................................................        F-5
    Notes to Pro Forma Condensed Consolidated Statements of Income.....................................        F-7
  Historical Financial Statements:
    Unaudited Balance Sheet as of September 30, 1996...................................................        F-9
    Unaudited Statements of Income for the Nine Months Ended September 30, 1996 and 1995...............       F-10
    Unaudited Statement of Changes in Shareholders' Equity for the Nine Months Ended September 30,
     1996..............................................................................................       F-11
    Unaudited Statements of Cash Flows for the Nine Months Ended September 30, 1996 and 1995...........       F-12
    Notes to the Unaudited Financial Statements........................................................       F-13
    Report of Independent Auditors.....................................................................       F-15
    Balance Sheet as of December 31, 1995..............................................................       F-16
    Statements of Income for the Year Ended December 31, 1995 and the period from
      inception (June 24, 1994) to December 31, 1994...................................................       F-17
    Statement of Shareholders' Equity for the Year Ended December 31, 1995
      and the period from inception (June 24, 1994) to December 31, 1994...............................       F-18
    Statements of Cash Flows for the Year Ended December 31, 1995 and the period
      from inception (June 24, 1994) to December 31, 1994..............................................       F-19
    Notes to the Financial Statements..................................................................       F-20
GROVE OPERATING, L.P.
  Financial Statements:
    Report of Independent Auditors.....................................................................       F-26
    Balance Sheet as of November 4, 1996...............................................................       F-27
    Notes to Balance Sheet.............................................................................       F-28
GROVE PROPERTY SERVICES LIMITED PARTNERSHIP AND PROPERTY PARTNERSHIPS
  Combined Financial Statements:
    Report of Independent Auditors.....................................................................       F-30
    Combined Balance Sheets as of September 30, 1996 (unaudited) and December 31, 1995.................       F-31
    Combined Statements of Income for the Nine Months Ended September 30, 1996 and 1995 (unaudited) and
     the Years Ended December 31, 1995 and 1994........................................................       F-32
    Combined Statements of Changes in Owners' Equity for the Nine Months Ended September 30, 1996
     (unaudited) and the Years Ended December 31, 1995 and 1994........................................       F-33
    Combined Statements of Cash Flows for the Nine Months Ended September 30, 1996 and 1995 (unaudited)
     and the Years Ended December 31, 1995 and 1994....................................................       F-34
    Notes to the Combined Financial Statements.........................................................       F-35
GROVE CAMBRIDGE ASSOCIATES LIMITED PARTNERSHIP
  Financial Statements:
    Reports of Independent Auditors....................................................................       F-40
    Balance Sheet as of December 31, 1995..............................................................       F-42
    Statements of Operations for the Years Ended December 31, 1995 and 1994............................       F-43
    Statements of Changes in Partners' Equity (Deficit) for the Years Ended December 31, 1995 and
     1994..............................................................................................       F-44
    Statements of Cash Flows for the Years Ended December 31, 1995 and 1994............................       F-45
    Notes to the Financial Statements..................................................................       F-46

                         GROVE REAL ESTATE ASSET TRUST

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                               SEPTEMBER 30, 1996
                                  (UNAUDITED)

This unaudited Pro Forma Condensed Consolidated Balance Sheet is presented as if
(i) the Consolidation Transactions as defined elsewhere in this Proxy Statement, including the New Equity Investment with gross proceeds of $17.5 million, had occurred on September 30, 1996, and (ii) the Company used a portion of the net proceeds from the New Equity Investment together with borrowings under the new Credit Facility ("Refinancings") to retire certain mortgage notes and to purchase a portion of the interests of the Limited Partners in certain of the Property Partnerships. The pro forma information assumes that all parties to the Consolidation Transactions participate in full. The unaudited Pro Forma Condensed Consolidated Balance Sheet should be read in conjunction with the Combined Financial Statements of Grove Property Services Limited Partnership and Property Partnerships, Grove Real Estate Asset Trust and Grove Cambridge Associates Limited Partnership and Notes thereto included elsewhere in this Proxy Statement. In management's opinion, all adjustments necessary to present fairly the effects of the Consolidation Transactions have been made.

    The pro forma information is not necessarily indicative of the results that would have been reported had such events actually occurred on the dates specified, nor is it indicative of the Company's future results.


                                SEPTEMBER 30,1996
                  -----------------------------------------------------
                                                         MANAGEMENT
                 HISTORICAL   HISTORICAL   PRO FORMA
                                                          COMPANY      RO FORMA
                   GREAT (A) COMBINED (A) ADJUSTMENTS   ADJUSTMENTS
                                                                    CONSOLIDATED
                 ---------   ----------- --------------  --------      ---------
                             (DOLLARS IN THOUSANDS)

ASSETS
Real estate, net ..   $8,804   $ 54,944    $   851 (B)                 $ 63,657
                                              (942)(I)
Cash and cash
equivalents              442      1,290     (1,870)(C)   $    (80)(H)        22
                                               240 (F)
Restricted cash ...      157        655        (18)(I)                      794
Due from partners .                 884       (884)(G)                       --
Deferred costs, net       83        969        133 (D)                    1,185
Other assets ......       61        421         (4)(I)       (153)(H)       325
                      ------   --------    -------       --------      --------
Total assets ......   $9,547   $ 59,163    $(2,494)      $   (233)     $ 65,983
                      ------   --------    -------       --------      --------
                       ------  --------    -------       --------      --------
LIABILITIES AND SHAREHOLDERS' EQUITY
Mortgage notes
 payable             $  5,675  $ 47,518   $(39,800)(E)
                                            16,383 (F)
                                              (525)(I)                  $ 29,251
Revolving credit
 facility                                   15,940 (F)                    15,940
Accounts payable and
 other liabilities         61     1,183                      (72)(H)       1,172
Due to affiliates           3       985       (476)(C)
                                              (341)(G)                       171
Resident security
deposits                  157       655        (18)(I)                      794
Dividends payable         121         0         0               0           121
                          ---     -----    --------           --------    -----
Total liabilities       6,017    50,341     (8,837)           (72)        47,449
Minority interest         --         --      7,763(J)        --            7,763

Shareholders' equity:
Common shares               5                   21 (G)                        26
Additional paid-in
 captial                3,913               14,595 (G)                    10,745
                                            (7,763)(J)
Distributions in excess
of earnings             (388)       --         388 (G)                      --
Partners'equity                   8,822     (1,000)(F)       (161)(H)       --
                                            (7,240)(G)
                                              (421)(I)
                      --------  -------    --------       --------      -------

Shareholders' equity   3,530     8,822      (1,420)          (161)        10,771
                      --------  -------    --------       --------       -------
                                                    -
Total liabilities and
 shareholders' equity$ 9,547  $ 59,163      $(2,494)     $   (233)      $ 65,983
                      =======  ========     =======       ========      ========

                         GROVE REAL ESTATE ASSET TRUST

            NOTES TO PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                               SEPTEMBER 30, 1996

                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

    (A) Balance sheet data was derived from the financial statements appearing elsewhere in this Proxy Statement.

    (B) Certain Limited Partners will receive cash for their Property Partnership interests acquired by the Operating Partnership. Purchase accounting will be applied to the acquisition of Property Partnership interests from such partners. The pro forma adjustment of $851 reflects the excess of the purchase price ($7,354) of these interests over the net book value of $6,503. The acquisition of all other interests will be accounted for as a reorganization of entities under common control and, accordingly, assets and liabilities related to those interests will be reflected at historical cost in a manner similar to that used in pooling of interests accounting.

    (C) Reflects the following transactions:

Proceeds from New Equity Investment...............................  $  17,500
Expenses of New Equity Investment.................................     (1,965)
Payment of mortgage notes and interest............................    (39,800)
Payments for Property Partnership interests.......................     (7,354)
Payments to Grove Companies in exchange for certain general
  partnership interests...........................................       (178)
Payment of loans from affiliates..................................       (476)
Issuance of new debt..............................................     31,083
Financing costs...................................................       (680)
                                                                    ---------
                                                                    $  (1,870)
                                                                    ---------
                                                                    ---------

    (D) Reflects the following transactions:

Financing costs............................................  $     680
Write-off of deferred costs related to retired debt........       (547)
                                                             ---------
                                                             $     133
                                                             ---------
                                                             ---------

    (E) Reflects the $39,800 paydown of certain existing mortgage notes payable.

    (F) Reflects the issuance of new long term mortgage financing of $15,143 and drawdown of new revolving credit facility of $15,940, due in lump sum payments after ten years and three years, respectively, assuming gross proceeds of $17.5 million are received by the Company in connection with the New Equity Investment. Proceeds received in excess of such amount (up to a maximum of $30.0 million) will result in a dollar-for-dollar reduction in the draw-down under the Revolving Credit Facility. Additional cash of $240 was derived from $1,240 of new debt obtained in October, 1996 net of $1,000 which will be distributed to certain Limited Partners of Grove Opportunity Fund II Limited Partnership prior to the Consolidation Transactions.

                         GROVE REAL ESTATE ASSET TRUST

            NOTES TO PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                               SEPTEMBER 30, 1996

                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

    (G) Reflects the following transactions:

                                                                      ADDITIONAL
                                                          COMMON        PAID-IN
                                                           SHARES        CAPITAL
                                                          ------        -------

Proceeds from New Equity Investment.......... $  17,500   $      19  $  17,481
Expenses of New Equity Investment............    (1,965)                (1,965)
Conversion of remaining partnership interest.     7,240                  7,240
Reduction to partners' capital accounts
  for contributions receivable...............      (884)                  (884)
Affiliated debt contributed to capital.......       341                    341
Acquisition of Property Partnership interests
 for cash....................................    (7,532)                (7,532)
Allocation of purchase price.................       851                    851
Reclassification of distributions in excess
of earnings..................................      (388)                  (388)
Par value of Stock dividends and stock split.                     2         (2)
Write-off of deferred costs related
  to retired debt............................      (547)                  (547)
                                              ---------         --- -----------
Total shareholders' equity................... $  14,616   $      21  $  14,595
                                              =========   =========  =========


    (H) Represents adjustments to exclude the assets and liabilities of Grove Property Services Limited Partnership used in connection with brokerage services that will be transferred to National Realty Services, L.P., a newly formed entity which will not be included in the Consolidation Transactions.

    (I) Reflects adjustments to exclude the Company's investment in Talcott Forest which is not included in the Consolidation Transactions.

    (J) Based upon 1,848,683 Common Units issued to Limited Partners outstanding of the 4,413,257 Common Shares (assuming the exchange of all Common Units for Common Shares) assumed to be outstanding (41.89%).

                         GROVE REAL ESTATE ASSET TRUST

             PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME

                                  (UNAUDITED)

These unaudited Pro Forma Condensed Consolidated Statements of Income are presented as if (i) the Company had acquired Grove Cambridge Associates Limited Partnership as of the beginning of the period and (ii) the Consolidation Transactions, as defined elsewhere in this Proxy Statement, including the New Equity Investment and Refinancings, had occurred as of the beginning of the period. The pro forma information assumes that all parties to the Consolidating Transactions participate in full. The unaudited Pro Forma Condensed Consolidated Statements of Income should be read in conjunction with the Combined Financial Statements of Grove Property Services Limited Partnership and Property Partnerships, Grove Real Estate Asset Trust and Grove Cambridge Associates Limited Partnership and Notes thereto included elsewhere in this Proxy Statement. In management's opinion, all adjustments necessary to present fairly the effects of the Consolidation Transactions have been made.

    The pro forma information is not necessarily indicative of the results that would have been reported had such events actually occurred on the dates specified, nor is it indicative of the Company's future results.

                                                  NINE MONTHS ENDED SEPTEMBER 30, 1996
                           ----------------------------------------------------------------------------------
                                                                                    MANAGEMENT
                           HISTORICAL     ACQUISITION    HISTORICAL    PRO FORMA      COMPANY      PRO FORMA
                            GREAT(A)    ADJUSTMENTS(A)   COMBINED(A)  ADJUSTMENTS   ADJUSTMENTS   CONSOLIDATED
                           -----------  ---------------  -----------  -----------  -------------  -----------
                                                         (DOLLARS IN THOUSANDS)
Revenues:
Rental income............   $   1,521      $      28      $   9,644    $    (190)(D)   $   (13)(H)  $  10,990
Property management......                                     1,198                       (525)(H)        593
                                                                                           (80)(I)
Interest and other.......          28              1            243          (26)(D)      (100)(J)        146
                           -----------           ---     -----------  -----------        -----    -----------
  Total revenue..........       1,549             29         11,085         (216)         (718)        11,729
Expenses:
Related party management
  fees...................          80                                                      (80)(I)     --
Other property
  operating..............         485             14          4,349          (89)(D)      (600)(H)     4,159
General and
  administrative.........          55             12            194           (3)(D)
                                                                              30 (G)       361 (H)       649
Real estate taxes........         155              3            938          (17)(D)                   1,079
                           -----------           ---     -----------  -----------        -----    -----------
    Total expenses.......         775             29          5,481          (79)         (319)        5,887
                           -----------           ---     -----------  -----------        -----    -----------
                                  774         --              5,604         (137)         (399)        5,842
Interest.................         292             63          2,807         (519)(C)
                                                                             (34)(D)                   2,609
Depreciation and
  amortization...........         293             27          2,346          (35)(D)        31 (H)
                                                                               2(E)
                                                                              26(F)                    2,690
                           -----------           ---     -----------  -----------        -----    -----------
Income before minority
  interest and
  extraordinary items....         189            (90)           451          423          (430)          543
Minority interest in
  earnings...............                                                   (227)(K)                    (227)
                           -----------           ---     -----------  -----------        -----    -----------
Income before
  extraordinary items....   $     189      $     (90)     $     451    $     196     $    (430)    $     316
                           -----------           ---     -----------  -----------        -----    -----------
                           -----------           ---     -----------  -----------        -----    -----------

                         GROVE REAL ESTATE ASSET TRUST

             PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME

                                  (UNAUDITED)


                                                 YEAR ENDED DECEMBER 31, 1995
                           ----------------------------------------------------------------------------------
                                                                                    MANAGEMENT
                           HISTORICAL     ACQUISITION    HISTORICAL    PRO FORMA      COMPANY      PRO FORMA
                            GREAT(A)    ADJUSTMENTS(A)   COMBINED(A)  ADJUSTMENTS   ADJUSTMENTS   CONSOLIDATED
                           -----------  ---------------  -----------  -----------  -------------  -----------
                                                         (DOLLARS IN THOUSANDS)
Revenues:
Rental income............   $   1,287      $     746      $  11,965   $    (247)(D)   $    (18)(H)  $  13,773
Property management......                                     1,473                       (448)(H)        911
                                                                                          (114)(I)
Interest and other.......          30             16            445          (15)(D)                      476
                           -----------           ---     -----------  -----------        -----    -----------
  Total revenue..........       1,317            762         13,883         (216)         (580)        15,120
Expenses:
Related party management
  fees....... ...........          67             47                                      (114)(I)     --
Other property
  operating..............         406            222          5,276          (84)(D)      (771)(H)     5,049
General and
  administrative.........          56              0            261           (3)(D)
                                                                              40 (G)       452 (H)       806
Real estate taxes........         148             61          1,234          (26)(D)                   1,417
                           -----------           ---     -----------  -----------        -----    -----------
    Total expenses.......         677            330          6,771          (73)         (433)        7,272
                           -----------           ---     -----------  -----------        -----    -----------
                                  640            432          7,112         (189)         (147)        7,848
Interest.................          85            409          3,829         (792)(C)
                                                                             (52)(D)                   3,479
Depreciation and
  amortization...........         216            187          3,140          (42)(D)        37 (H)
                                                                             (33)(E)
                                                                              35 (F)                   3,540
                           -----------           ---     -----------  -----------        -----    -----------
Income before minority
  interest and
  extraordinary items....         339           (164)           143          695          (184)          829
Minority interest in
  earnings...............                                                   (347)(K)                    (347)
                           -----------           ---     -----------  -----------        -----    -----------
Income before
  extraordinary items....   $     339      $    (164)     $     143    $     348     $    (184)    $     482
                           -----------           ---     -----------  -----------        -----    -----------
                           -----------           ---     -----------  -----------        -----    -----------







                         GROVE REAL ESTATE ASSET TRUST

         NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME

                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

    (A) Results of operations data was derived from the financial statements appearing elsewhere in this Proxy Statement.

    (B) Results of operations of Grove Cambridge Associates Limited Partnership prior to its acquisition on January 12, 1996.

    (C) Represents the following:

                                                        NINE MONTHS ENDED      YEAR ENDED
                                                        SEPTEMBER 30, 1996  DECEMBER 31, 1995
                                                        ------------------  -----------------
Pro forma interest expense on refinanced debt.........      $    1,796          $   2,355
Historical interest expense on refinanced debt........          (2,315)            (3,147)
                                                               -------            -------
                                                            $     (519)         $    (792)
                                                               -------            -------
                                                               -------            -------

    Interest expense on the new debt is based on a rate of approximately 7.9% per annum. Assumes proceeds of $17.5 million are received by the Company in connection with the New Equity Investment.

    Gross proceeds received in excess of the assumed $17.5 million in connection with the New Equity Investment will result in a dollar-for-dollar reduction in the initial draw-down under the Revolving Credit Facility necessary to fund the Consolidation Transactions, and a corresponding reduction in the outstanding indebtedness of the Company following the consummation of the Consolidation Transactions. Assuming receipt by the Company of the maximum gross proceeds of $30.0 million in connection with the New Equity Investment, pro forma interest expense for the year ended December 31, 1995 and the nine months ended September 30, 1996 will be $2,499 and $1,874, respectively; pro forma minority interest in earnings will be $583 and $412, respectively; pro forma net income will be $1,246 and $881, respectively; pro forma net income per share will be $.31 and $.22, respectively; pro forma FFO will be $5,251 and $3,922, respectively; pro forma total debt at September 30, 1996 will be $32,650 and pro forma shareholders' equity will be $21,155.

    (D) Reflects adjustments to exclude the results of operations of Talcott Forest which is not included in the Consolidation Transactions.

    (E) Represents the following:

                                                         NINE MONTHS ENDED       YEAR ENDED
                                                        SEPTEMBER 30, 1996    DECEMBER 31, 1995
                                                        -------------------  -------------------
Pro forma deferred financing amortization costs.......       $     102            $     136
Historical deferred financing amortization costs......            (100)                (169)
                                                                 -----                -----
                                                             $       2            $     (33)
                                                                 -----                -----
                                                                 -----                -----

    (F) Represents adjustment to record depreciation on the excess of the purchase price relating to the purchase of certain partnership interests from partners, over the net book value.

    (G) Represents adjustment to record compensation expense associated with the Deferred Stock Grants granted to Executive Officers in connection with the consummation of the Consolidation Transactions, pursuant to the 1996 Plan.

    (H) Represents adjustments to exclude the results of operations of Grove Property Services Limited Partnership attributable to brokerage services and reclassification of certain expenses historically classified

                         GROVE REAL ESTATE ASSET TRUST

                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

by Grove Property Services Limited Partnership as property management expenses to general and administrative of the Company, as follows:

                                                         NINE MONTHS ENDED       YEAR ENDED
                                                        SEPTEMBER 30, 1996    DECEMBER 31, 1995
                                                        -------------------  -------------------
Other property operating--brokerage services..........       $    (239)           $    (319)
Reclassification of other property operating to
  general and administrative..........................            (424)                (566)
                                                                 -----                -----
                                                             $    (663)           $    (885)
                                                                 -----                -----
                                                                 -----                -----

    (I) Elimination of intercompany management fees.

    (J) Elimination of commission received from an affiliate.

    (K)  Based  upon   1,848,683   Common  Units  issued  to  Limited   Partners
outstanding, of the 4,413,257 Common Shares (assuming the exchange of all Common Units for Common Shares) assumed to be outstanding (41.89%).

                         GROVE REAL ESTATE ASSET TRUST

                                 BALANCE SHEET

                               SEPTEMBER 30, 1996

                                  (UNAUDITED)

                                          ASSETS
Real estate assets:
  Land ........................................................   $   920,293
  Buildings and improvements ..................................     8,494,112
  Furniture, fixtures and equipment ...........................       347,336
                                                                  -----------
                                                                    9,761,741
  Less--accumulated depreciation ..............................      (958,017)
                                                                  -----------
      Net real estate assets ..................................     8,803,724
Cash and cash equivalents .....................................       441,632
Cash--resident security deposits ..............................       156,592
Deferred charges, net of accumulated amortization of $4,247 ...        83,222
Other assets ..................................................        62,069
                                                                  -----------
Total assets ..................................................   $ 9,547,239
                                                                  -----------
                                                                  -----------
                           LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
  Mortgage notes payable ....................                       5,675,478
  Accounts payable, accrued expense and other                          61,189
  Due to affiliates .........................                           2,532
  Resident security deposits ................                         156,592
  Dividends payable .........................                         120,750
                                                                    ---------
Total liabilities ...........................                       6,016,541
                                                                    ---------
Commitments and subsequent event Shareholders' equity:
  Preferred shares, $.01 par value per share, 4,000,000
    shares authorized; no shares issued or outstanding ...........          --
  Common shares, $.01 par value per share, 10,000,000
    shares authorized; 525,000    shares issued and outstanding          5,250
  Additional paid-in capital ...................................     3,913,176
  Distributions in excess of earnings ..........................      (387,728)
                                                                   -----------
Total equity ...................................................     3,530,698
                                                                   -----------
Total liabilities and shareholders' equity .....................   $ 9,547,239
                                                                   -----------
                                                                   -----------

                            See accompanying notes.

                         GROVE REAL ESTATE ASSET TRUST

                               INCOME STATEMENTS

                                  (UNAUDITED)

                            FOR THE NINE MONTHS ENDED
                                             ----------------------------
                           SEPTEMBER 30, SEPTEMBER 30,
                                    1996 1995
                                             -------------  -------------
Revenues:
  Rental income.............................  $ 1,521,188    $   961,423
  Interest and other income.................       28,015         22,395
                                             -------------  -------------
    Total revenues..........................    1,549,203        983,818
                                             -------------  -------------
Expenses:
  Property operating and maintenance........      485,361        296,532
  Real estate taxes.........................      155,007        110,858
  Related party management fees.............       79,883         49,874
  General and administrative................       55,337         46,329
                                             -------------  -------------
    Total expenses..........................      775,588        503,593
                                             -------------  -------------
                                                  773,615        480,225
Interest expense............................      291,551         63,588
Depreciation and amortization...............      293,328        161,686
                                             -------------  -------------
      Net income............................  $   188,736    $   254,951
                                             -------------  -------------
                                             -------------  -------------
Net income per share........................  $      0.36    $      0.49
                                             -------------  -------------
                                             -------------  -------------
Weighted average number of shares                 525,000        525,000
                                             -------------  -------------
                                             -------------  -------------

                            See accompanying notes.

                         GROVE REAL ESTATE ASSET TRUST

                       STATEMENT OF SHAREHOLDERS' EQUITY

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996

                                  (UNAUDITED)

                                   ADDITIONAL
                                                                 DISTRIBUTIONS
                                          COMMON       PAIN-IN     IN EXCESS
                                                                     OF
                                          SHARES       CAPITAL        NET
                                                                      INCOME
                                        -----------  ------------ ------------
Amounts at December 31, 1995..........   $   5,250   $  3,913,176   $(215,526)
Net income............................                                188,736
Declared dividends....................                               (360,938)
                                        -----------  ------------ ------------
Amounts at September 30, 1996.........   $   5,250   $  3,913,176   $(387,728)
                                        -----------  ------------ ------------
                                        -----------  ------------ ------------

                            See accompanying notes.

                         GROVE REAL ESTATE ASSET TRUST

                            STATEMENTS OF CASH FLOWS

                                  (UNAUDITED)

                                                     FOR THE NINE MONTHS ENDED
                                                    ----------------------------
                                                   SEPTEMBER 30,  SEPTEMBER 30,
                                                           1996           1995
                                                   -------------  -------------
Cash flows from operating activities:
  Net income......................................  $   188,736    $   254,951
  Adjustments to reconcile net income to net cash
    provided by operating activities:
    Depreciation and amortization.................      293,328        161,686
    Imputed interest--mortgage....................       27,875         25,931
    Increase in other assets......................      (59,357)       (33,003)
    Increase (decrease) in accounts payable,
    accrued expenses and other.............              29,885         (2,372)
                                                   -------------  -------------
      Net cash provided by operating activities...      480,467        407,193
                                                   -------------  -------------
Cash flows from investing activities:
  Expenditures for building and improvements......      (67,635)       (37,624)
  Expenditures for furniture, fixtures and
      equipment..                                       (21,604)        (5,057)
                                                   -------------  -------------
      Net cash used in investing activities.......      (89,239)       (42,681)
                                                   -------------  -------------
Cash flows from financing activities:
  Proceeds from mortgage payable..................      220,197        --
  Financing costs.................................      (56,469)       --
  Repayment of mortgage payable...................      (42,428)       --
  Repayment of notes payable to affiliates........      (94,996)       (50,000)
  Dividends paid..................................     (359,625)      (353,063)
                                                   -------------  -------------
      Net cash used in financing activities.......     (333,321)      (403,063)
                                                   -------------  -------------
Net increase (decrease) in cash and cash equivalen       57,907        (38,551)
Cash and cash equivalents, beginning of period....      383,725        416,012
                                                   -------------  -------------
Cash and cash equivalents, end of period..........  $   441,632    $   377,461
                                                   -------------  -------------
                                                   -------------  -------------

                            See accompanying notes.

                         GROVE REAL ESTATE ASSET TRUST

                         NOTES TO FINANCIAL STATEMENTS

                               SEPTEMBER 30, 1996

                                  (UNAUDITED)

1. FORMATION AND BUSINESS OF THE COMPANY

    Grove Real Estate Asset Trust (the "Company") was organized in the State of Maryland on April 4, 1994 as a Real Estate Investment Trust ("REIT"). The Company currently operates four properties with a total of 257 residential apartments. The Company purchased three properties on June 23, 1994 (the "Original Properties"), and the fourth property ("Cambridge") was acquired for $4,250,000 in January of 1996. Cambridge is a ninety-two unit multifamily apartment complex located in Norwich, Connecticut

    These statements do not contain all information required by generally accepted accounting principles to be included in a full set of financial statements. In the opinion of management, the accompanying unaudited financial statements reflect all the adjustments necessary to present fairly the financial position of the Company at September 30, 1996 and results of its operations and its cash flows for the period then ended and the period ended September 30, 1995. These unaudited financial statements should be read in conjunction with the audited financial statements and notes contained herein. Results of operations for this period are not necessarily indicative of results to be expected for the full year.

    Earnings per share is based on the weighted average number of common shares issued and outstanding from January 1, 1996 to September 30, 1996, and from January 1, 1995 to September 30, 1995, which was equal to 525,000 shares. The assumed exercise of outstanding stock options and warrants is not dilutive and, therefore, is not included.

2. MORTGAGE NOTES PAYABLE

    Mortgage notes payable at September 30, 1996 consist of the following:

Southington Apartments note.....................................  $1,217,906
Cambridge Estates note..........................................  4,457,572
                                                                  ---------
                                                                  $5,675,478
                                                                  ---------
                                                                  ---------

    The mortgage note on the Southington Apartments property located in Southington, Connecticut, one of the Original Properties, which has a face amount of $1,250,000, has an imputed interest rate of 7.25% due in monthly interest payments of $4,167 through June 1997 and monthly principal and interest payments of $8,527 through July 2013. The note is collateralized by the Southington Apartments property and 15% of the face amount is guaranteed by certain executive officers and shareholders of the Company.

    The Cambridge note payable had an original principal balance of $4,500,000. Monthly principal and interest payments of $31,920 based on a 25-year amortization table are due through January 2006. Interest is fixed at 7.04%. The mortgage is secured by a blanket first mortgage lien on the Cambridge property, and the two other Original Properties located in Hamden, Connecticut.

3. STOCK OPTIONS AND WARRANTS

    The Company has adopted the 1994 Share Option Plan (the "Plan") and has reserved 100,000 shares for issuance under the Plan. The Company has granted options to purchase 50,000 shares to the executive officers with an exercise price of $11.125 per share. The options will expire on the tenth anniversary of the closing of the IPO. Additionally, the Company has granted each Trust Manager of the Company who is not an employee upon their election as a Trust Manager a non-qualified stock option to purchase 2,000 shares

                         GROVE REAL ESTATE ASSET TRUST

                               SEPTEMBER 30, 1996

                                  (UNAUDITED)

3. STOCK OPTIONS AND WARRANTS (CONTINUED) for a total of 6,000 shares with an exercise price of $11.125 per share. At the time of each annual meeting of shareholders, each non-employee Trust Manager receives an option to purchase 1,000 shares at the fair market value of the shares on the date of grant. All options which have been granted under the Plan become exercisable in increments of 33 1/3% per year on each of the first three anniversaries of the date of grant. At September 30, 1996, no options had been exercised. At September 30, 1996, 62,000 options are outstanding, of which 38,334 are exercisable.

    At September 30, 1996, warrants to purchase an aggregate of 40,000 common shares are exercisable at $13.35 per share and expire in June 1999.

4. RELATED PARTY TRANSACTIONS

DUE TO AFFILIATES

    Amounts due to affiliates at September 30, 1996 consist of the following:

Grove Property Services Limited Partnership.........................  $   2,532
                                                                      ---------
    Total due to affiliates.........................................  $   2,532
                                                                      ---------
                                                                      ---------

MANAGEMENT FEE

    Grove Property Services Limited Partnership, an affiliate of GREAT, provides all of the operating and support functions requisite to the operation of properties owned by GREAT, including building management and leasing, to the Company. The management agreement provides for a management fee equal to 5% of gross rental revenues, as defined. The agreement expires on June 30, 1997.

5. SUPPLEMENTAL CASH FLOW INFORMATION

    Cash paid for interest expense was $278,551 and $63,431 for the nine months ended September 30, 1996 and 1995, respectively. On January 12, 1996 the Company purchased Cambridge for $4,250,000, which was financed with a $4,500,000 first mortgage from a bank.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Shareholders and Board of Directors
  of Grove Real Estate Asset Trust
Hartford, Connecticut

    We have audited the accompanying balance sheet of Grove Real Estate Asset Trust as of December 31, 1995, and the related statements of income, shareholders' equity and cash flows for the year ended December 31, 1995 and for the period of initial operations (June 24, 1994) through December 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Grove Real Estate Asset Trust as of December 31, 1995 and the results of its operations and its cash flows for the year ended December 31, 1995 and for the period of initial operations (June 24, 1994) through December 31, 1994 in conformity with generally accepted accounting principles.

                              /s/ BDO SEIDMAN, LLP

January 30, 1996
New York, New York

                         GROVE REAL ESTATE ASSET TRUST

                                 BALANCE SHEET

                               DECEMBER 31, 1995

                                          ASSETS
Real estate assets:
  Land..............................................................  $ 493,823
  Buildings and improvements........................................  4,658,438
  Furniture, fixtures and equipment.................................    240,438
                                                                      ---------
                                                                      5,392,699
  Less--accumulated depreciation....................................   (694,215)
                                                                      ---------
      Net real estate assets........................................  4,698,484
Cash and cash equivalents...........................................    383,725
Cash--resident security deposits....................................     99,973
Deferred charges, net of accumulated amortization of $11,736........     56,279
Other assets........................................................      2,712
                                                                      ---------
      Total assets..................................................  $5,241,173
                                                                      ---------
                                                                      ---------
                           LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
  Mortgage note payable.............................................  $1,190,031
  Accounts payable, accrued expense and other.......................     31,304
  Due to affiliates.................................................     97,528
  Resident security deposits........................................     99,973
  Dividends payable.................................................    119,438
                                                                      ---------
      Total liabilities.............................................  1,538,273
                                                                      ---------
Commitments and subsequent event (notes 6, 8, 9, and 11)............     --
Shareholders' equity:
  Preferred shares, $.01 par value per share, 4,000,000 shares
    authorized; shares issued or outstanding........................     --
  Common shares, $.01 par value per share, 10,000,000 shares
    authorized; 525,000 shares issued and outstanding...............      5,250
  Additional paid-in capital........................................  3,913,176
  Distributions in excess of earnings...............................   (215,526)
                                                                      ---------
      Total equity..................................................  3,702,900
                                                                      ---------
      Total liabilities and shareholders' equity....................  $5,241,173
                                                                      ---------
                                                                       ---------

                            See accompanying notes.

                         GROVE REAL ESTATE ASSET TRUST

                               INCOME STATEMENTS

                                   PERIOD FROM
                                                         INCEPTION
                                       YEAR ENDED    (JUNE 24, 1994) TO
                                      DECEMBER 31,      DECEMBER 31,
                                          1995              1994
                                      ------------  --------------------
Revenues:
  Rental income.....................   $1,287,013       $    641,036
  Interest and other income.........       29,902             12,952
                                      ------------          --------
      Total revenues................    1,316,915            653,988
                                      ------------          --------
Expenses:
  Property operating and maintenance      406,227            207,625
  Real estate taxes.................      147,770             76,391
  Related party management fees.....       66,781             33,282
  General and administrative........       56,363             16,433
                                      ------------          --------
      Total expenses................      677,141            333,731
                                      ------------          --------
                                          639,774            320,257
Interest expense....................       85,103             44,478
Depreciation and amortization.......      216,413            116,876
                                      ------------          --------
      Net income....................   $  338,258       $    158,903
                                      ------------          --------
                                      ------------          --------
Net income per share................   $     0.64       $       0.30
                                      ------------          --------
                                      ------------          --------
Weighted average number of shares...      525,000            525,000
                                      ------------          --------
                                     ------------          --------

                            See accompanying notes.

                         GROVE REAL ESTATE ASSET TRUST

                       STATEMENTS OF SHAREHOLDERS' EQUITY

                                                        ADDITIONAL DISTRIBUTIONS
                                                 COMMON  PAID-IN    IN EXCESS OF
                                                 SHARES  CAPITAL     NETINCOME
                                               -------  ----------  ----------
Shareholders' equity, June 24, 1994 (Inception)   $ --   $      --    $    --
  Public offering of 500,000 shares ...........    5,000   5,181,958       --
  Purchase price of property in excess of
   carryover basis ............................     --    (1,524,507)      --
  Issuance of 25,000 shares ...................      250     255,625       --
  Proceeds of underwriting warrants ...........     --           100       --
  Net income ..................................     --          --      158,903
  Declared dividends ..........................     --          --     (237,562)
                                                         -----------  ---------
                                                                      ---------
Shareholders' equity, December 31, 1994 .......    5,250   3,913,176    (78,659)
  Net income ..................................     --          --      338,258
  Declared dividends ..........................     --          --     (475,125)
                                                         -----------  ---------
Shareholders' equity, December 31, 1995 .......   $5,250 $ 3,913,176  $(215,526)
                                                         -----------  ---------


                            See accompanying notes.

                         GROVE REAL ESTATE ASSET TRUST

                            STATEMENTS OF CASH FLOWS

                                                                    PERIOD FROM
                                                                      INCEPTION
                                                YEAR ENDED    (JUNE 24, 1994) TO
                                                  DECEMBER 31,      DECEMBER 31,
                                                        1995              1994
                                             ------------  --------------------
Cash flows from operating activities:
  Net income .......................................   $ 338,258    $   158,903
  Adjustments to reconcile net income to net cash
    provided by operating activities:
    Depreciation and amortization ..................     216,413        116,876
    Imputed interest--mortgage .....................      34,892         18,516
    Decrease in other assets .......................       4,472           --
    Increase in accounts payable, accrued expenses
    and other ......................................      (8,891)       153,467
                                                       ---------    -----------
      Net cash provided by operating activities ....     585,144        447,762
                                                       ---------    -----------
Cash flows from investing activities:
  Acquisition of real estate assets ................        --       (4,956,961)
  Expenditures for building and improvements .......     (81,410)       (63,931)
  Expenditures for furniture, fixtures and equipment     (17,592)       (24,184)
                                                       ---------    -----------
      Net cash used in investing activities ........     (99,002)    (5,045,076)
                                                       ---------    -----------
Cash flows from financing activities:
  Proceeds of stock issuance, net of issuance costs         --        5,181,958
  Financing costs ..................................     (23,000)       (47,882)
  Repayment of notes payable to affiliates .........     (22,929)          --
  Dividends paid ...................................    (472,500)      (120,750)
                                                       ---------    -----------
Net cash provided by (used in) financing activities     (518,429      5,013,326
                                                       ---------    -----------
Net increase (decrease) in cash and cash equivalents     (32,287)       416,012
Cash and cash equivalents, beginning of period .....     416,012           --
                                                       ---------    -----------
Cash and cash equivalents, end of period ...........   $ 383,725    $   416,012
                                                       ---------    -----------
                                                       ---------    -----------

                            See accompanying notes.

                         GROVE REAL ESTATE ASSET TRUST

                         NOTES TO FINANCIAL STATEMENTS

                  YEAR ENDED DECEMBER 31, 1995 AND THE PERIOD
              FROM INCEPTION (JUNE 24, 1994) TO DECEMBER 31, 1994

1. FORMATION AND BUSINESS OF THE COMPANY

    Grove Real Estate Asset Trust ("GREAT" or the "Company") was organized in the State of Maryland on April 4, 1994 as a Real Estate Investment Trust ("REIT"). The Company commenced operations effective with the completion of an initial public offering (the "IPO") of 500,000 common shares for $5,562,500 at a price of $11.125 per share on June 23, 1994. Concurrently with the equity offering the Company purchased three properties (the "Properties") with a total of 165 residential apartments for gross amount of $6,064,490, assumed a mortgage on one of the properties with a principal balance of $1,139,490, the executive officers purchased 25,000 restricted shares for $255,875, and a $3,000,000 line of credit agreement (the "Credit Facility") was entered into with a bank.

    Prior to the IPO, the predecessor entities operations consisted of the combined operations of 3 individual limited partnerships, all of which were affiliated with the Company. The accompanying financial statements reflect the operations of the Company for the year ended December 31, 1995. See Note 3, "Pro Forma Statement of Operations", for operating results of the combined operations of the predecessor entities from January 1, through December 31, 1994.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

    The Company considers all highly liquid debt instruments with an original maturity of three months or less at the time of the purchase to be cash equivalents for financial statement purposes.

REAL ESTATE ASSETS AND DEPRECIATION

    The Properties were recorded in the accounts of GREAT at their historical cost due to the controlling relationship between the principals of the entities previously operating the Properties (the "Grove Affiliates") and GREAT. The proportion of the purchase price attributable to the net assets acquired from Grove Affiliates exceeds their amortized historical cost. Accordingly, the excess amount is reflected as a decrease in equity for accounting purposes. All real estate assets purchased subsequent to the IPO have been recorded at cost. Depreciation is recorded using the straight-line method over the estimated life of the assets (7 to 27.5 years).

EARNINGS PER SHARE

    Earnings per share is based on the weighted average number of common shares issued and outstanding during the period from June 23, 1994 to December 31, 1994 and for the year ended December 31, 1995,

                         GROVE REAL ESTATE ASSET TRUST

                  YEAR ENDED DECEMBER 31, 1995 AND THE PERIOD
              FROM INCEPTION (JUNE 24, 1994) TO DECEMBER 31, 1994

2. SUMMARY OF SIGNIFICANT  ACCOUNTING  POLICIES  (CONTINUED)  which was equal to
525,000 shares for both periods. The assumed exercise of outstanding stock options and warrants is not dilutive and, therefore, is not included.

INCOME TAXES AND DIVIDENDS

    The Company has made the election to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"). A REIT will generally not be subject to federal income tax to the extent it distributes at least 95% of its taxable income to its shareholders and complies with other requirements. Accordingly, no provision has been made for federal income taxes for the Company in the accompanying financial statements. Even though the Company qualifies for taxation as a REIT, the Company may be subject to certain state and local taxes on its income and property and to federal income and excise taxes on its undistributed income, if any. Shareholders are taxed on dividends declared and must report such dividends as either ordinary income, short term gains, long term gains, or as a return of capital.

    As the Company intends to continue to qualify as a REIT, it will not be subject to corporate income taxes. Therefore, the difference between the tax bases and reported amounts of assets and liabilities has not been recognized for financial reporting purposes. The only significant unrecognized temporary difference, approximately $1,180,701 at the statutory tax rate, relates to basis differential in the carrying amount of real estate assets for financial reporting and income tax purposes.

    The federal income tax characteristics of dividends paid by the Company consisted of:

                                                     1995       1994
                                                   ---------  ---------
Ordinary income..................................      83.22%     56.53%
Return of capital................................      16.78%     43.47%

DEFERRED CHARGES

    Deferred charges, consisting principally of loan costs, are amortized on a straight line basis over the term of the related obligation.

RENTAL INCOME

    The Company leases space to tenants pursuant to lease  agreements  accounted
for  as  operating  leases.  Revenues,   consisting  primarily  of  rentals  for
apartments, are recognized as earned. The leases are generally for one year.

FINANCIAL STATEMENT RECLASSIFICATIONS

    Certain amounts reflected in the financial statements for the period ended December 31, 1994 have been reclassified to conform to the presentation for the year ended December 31, 1995.

                         GROVE REAL ESTATE ASSET TRUST

                  YEAR ENDED DECEMBER 31, 1995 AND THE PERIOD
              FROM INCEPTION (JUNE 24, 1994) TO DECEMBER 31, 1994

3. PRO FORMA STATEMENT OF OPERATIONS

    The following unaudited pro forma statement of operations for the year ended December 31, 1994 is presented as if (i) GREAT had owned all of its 3 original properties at the beginning of the year, and (ii) GREAT had qualified as a REIT, distributed all of its taxable income and, therefore, incurred no federal income tax expense during the year. The unaudited statement of operations does not purport to represent what GREAT's results of operations would actually have been if such transactions, in fact, had occurred on January 1, 1994, nor does it purport to represent the results of operations for future periods.

                                  GROVE     GROVE REAL
                              AFFILIATES      ESTATE
                                JANUARY 1,    ASSET
                                  1994        TRUST
                               TO JUNE 23,   JUNE 24,
                                               1994
                                                TO      HISTORICAL   PRO FORMA
                                  1994        DECEMBER
                                             31, 1994    COMBINED   ADJUSTMENTS  PRO FORMA
                                 ----------  --------    --------   -----------  ---------
Total Revenues .................   $ 583,274    653,988   1,237,262          0    1,237,262
                                   ---------    -------   ---------   --------    ---------
EXPENSES
Property Operating & Maintenance     220,086    207,625     427,711          0      427,711
Related Party Management Fee ...      33,367     33,282      66,649          0       66,649
General & Administrative .......      14,316     16,433      30,749     12,091       42,840
Real Estate Taxes ..............      71,402     76,391     147,793          0      147,793
Interest Expense ...............     173,416     44,478     217,894   (134,081)      83,813
Depreciation & Amortization ....     101,536    116,876     218,412     (2,477)     215,935
                                   ---------    -------   ---------   --------    ---------
Total Expenses .................     614,123    495,085   1,109,208   (124,467)     984,741
                                   ---------    -------   ---------   --------    ---------
Net Income .....................   $ (30,849)   158,903     128,054    124,467      252,521
                                   ---------    -------   ---------   --------    ---------
                                   ---------    -------   ---------   --------    ---------

    The unaudited pro forma adjustments gives effect to (i) actual operating revenues and expenses of the properties acquired on June 24, 1994 for the period January 1, 1994 through the date of purchase; (ii) the elimination of the interest expense on certain notes payable which were satisfied from the proceeds from the IPO; (iii) a net increase in general and administrative expenses in the operation of GREAT, including administrative services (pursuant to the Administrative Services Agreement) and rental of GREAT's principal executive offices; and (iv) the elimination of amortization of intangible assets of the Grove Affiliates and the addition of the amortization of financing costs associated with the Credit Facility.

4. MORTGAGE NOTE PAYABLE

    The Company's mortgage note payable is due to an unrelated party and had a balance of $1,190,031 at December 31, 1995. This mortgage note was assumed by the Company concurrently with the IPO with an imputed balance of $1,139,490 and a face amount of $1,250,000. The note has an imputed interest rate of 7.25% due in monthly interest payments of $4,167 through June 1997 and monthly principal and interest payments of $8,527 through July 2013. The note is collateralized by one of the Company's operating properties and 15% of the face amount is guaranteed by certain executive officers and shareholders of the Company.

                         GROVE REAL ESTATE ASSET TRUST

                  YEAR ENDED DECEMBER 31, 1995 AND THE PERIOD
              FROM INCEPTION (JUNE 24, 1994) TO DECEMBER 31, 1994

4. MORTGAGE NOTE PAYABLE (CONTINUED)
    Aggregate maturities of the mortgage note for the next five years and thereafter are as follows:

YEARS ENDING
DECEMBER 31,
- -----------------------------------------------------------------------------
1996.......................................  $          0
1997.......................................         6,038
1998.......................................        12,751
1999.......................................        13,706
2000.......................................        14,734
Thereafter.................................     1,202,771
                                             ------------
    Total..................................  $  1,250,000
                                             ------------
                                             ------------

    The carrying amount of the mortgage note at December 31, 1995 approximates its fair value.

5. CREDIT FACILITY

    The Company entered into the Credit Facility concurrently with the IPO. The Credit Facility, which provided for up to $3.0 million in borrowings, was expected to be used to finance acquisitions of properties, re-development and renovation costs and expenses, and for working capital purposes related to future acquisitions. The Credit Facility was not drawn upon, and was terminated in January 1996.

6. 1994 STOCK OPTION PLAN

    The Company has adopted a stock option plan (the "Plan") and has reserved 100,000 shares for issuance under the Plan. The Company has granted options to purchase 50,000 shares to the executive officers with an exercise price of $11.125 per share. The options will expire June 23, 2004. Additionally, each Trust Manager of the Company who is not an employee has received a non-qualified stock option to purchase 2,000 shares for a total of 6,000 shares with an exercise price of $11.125 per share. On each anniversary of his or her election to the Board of Trust Managers, each non-employee Trust Manager shall receive an option to purchase 1,000 shares at the fair market value of the shares on the date of grant. All options which have been granted under the Plan become exercisable in increments of 33 1/3% per year on each of the first three anniversaries of the date of grant. At December 31, 1995 no options had been exercised. At December 31, 1995 57,000 options are outstanding, of which 18,667 are exercisable.

7. UNDERWRITER WARRANTS

    In conjunction with the IPO, the managing underwriter, Barclay Investments, Inc., was granted Underwriter Warrants to purchase 40,000 Common Shares. The Underwriter Warrants are exercisable at $13.35 per share and expire in June 1999. No warrants had been exercised.

8. PENSION PLAN

    The Company has a 401(k) savings plan (the "Plan") which is a voluntary defined contribution plan. Under the Plan, eligible employees may contribute a percentage of their salaries to the Plan, subject to

                         GROVE REAL ESTATE ASSET TRUST

                  YEAR ENDED DECEMBER 31, 1995 AND THE PERIOD
              FROM INCEPTION (JUNE 24, 1994) TO DECEMBER 31, 1994

8. PENSION PLAN (CONTINUED)
certain dollar limitations and the Company may make matching contributions on the participant's behalf equal to 25% of the participants contribution. Expenses under this Plan are not material.

9. RELATED PARTY TRANSACTIONS

MANAGEMENT FEE

    Grove Property Services ("GPS"), an affiliate of GREAT, provides to the Company all of the operating and support functions requisite to the operation of the Properties, including building management and leasing. The management agreement provides for a management fee equal to 5% of gross rental revenues, as defined. The agreement expires on June 30, 1997.

CONSTRUCTION SERVICES

    Grove Development Corporation ("GDC"), an affiliate of GREAT, provides construction services to the Company. These services are generally provided at the cost of materials and labor plus a project management and supervision fee equal to 20% of the aforementioned direct project costs. Services related to the redevelopment of the Properties and tenant improvements have been capitalized as real estate assets in the accompanying balance sheet. Total costs of $26,788 and $49,688 were paid or payable to GDC during 1995 and 1994, respectively.

OPERATING EXPENSES AND NON-OPERATING EXPENSES

    Certain operating and non-operating expenses include amounts paid or payable to affiliates of GREAT for administrative expenses and for reimbursement of expenditures funded by them in connection with the conduct of the business of the Company. Included in these amounts are general and administrative expenses allocated to the Company by GPS. This charge reflects an allocation of the cost of accounting and related support staff expenses incurred by GPS for services required by the Company, which are outside the scope of services customarily rendered by a property management company for its basic fee.

DUE TO AFFILIATES

    Amounts due to affiliates at December 31, 1995 and 1994 consist of the following:

                                           1995        1994
                                        ---------  ----------
Grove Investment Group................  $  70,457     120,457
GPS...................................     14,890      --
GDC...................................     12,181      --
                                        ---------  ----------
    Total due to affiliates...........  $  97,528     120,457
                                        ---------  ----------
                                         ---------  ----------

    The amount due to the Grove Investment Group ("GIG") relates to advances made by GIG to GREAT to fund expenses incurred by the Company related to the IPO and to fund initial organization costs. The Company repaid $50,000 of note payable balance during the second quarter of 1995 and repaid

                         GROVE REAL ESTATE ASSET TRUST

                  YEAR ENDED DECEMBER 31, 1995 AND THE PERIOD
              FROM INCEPTION (JUNE 24, 1994) TO DECEMBER 31, 1994

9. RELATED PARTY TRANSACTIONS (CONTINUED) the remaining balance in January 1996. No interest is being charged on the outstanding balance, and there are no repayment terms.

RENT TO RELATED PARTY

    GREAT's executive offices are leased from an affiliate for $500 per month under a three year lease. Rent expense incurred by the Company under this agreement was $3,000 for the period ended December 31, 1994, and $6,000 for the year ended December 31, 1995. Minimum annual future base rental expenditures are not significant.

10. SUPPLEMENTAL CASH FLOW INFORMATION

    Cash paid for interest expense was $84,892 and $37,499 for the year ended December 31, 1995 and for the period from June 23, 1994 to December 31, 1994, respectively.

11. SUBSEQUENT EVENT

    On January 12, 1996, GREAT purchased the assets and operations of Grove Cambridge Associates Limited Partnership ("Cambridge") GREAT paid $4,250,000 in cash for Cambridge. The acquisition was 100% financed by a loan of $4,500,000 from a bank. The loan is secured by a blanket first mortgage lien on the Cambridge property, and the Hamden I and Hamden II properties. Monthly payments of principal and interest based on a 25-year amortization are due through January, 2006. Interest is fixed at 7.04%.

    Grove Cambridge Associates Limited Partnership is owned 99% by Grove Norwich Associates Limited Partnership, and 0.5% each by Grove Investment Group, Inc. and Springfield Development Corporation. Grove Norwich Associates Limited Partnership is owned 50% by Messrs. Damon, Brian and Edmund Navarro and 50% by individuals who are not affiliates of GREAT. Grove Investment Group, Inc. is owned 100% by Messrs. Damon, Brian and Edmund Navarro. Springfield Development Corporation is owned 100% by individuals who are not affiliates of GREAT.

    The following unaudited pro forma information for the year ended December 31, 1995 and 1994 is presented as if (i) GREAT had owned all of its 4 properties at the beginning of the 1994, and (ii) GREAT had qualified as a REIT, distributed all of its taxable income and, therefore, incurred no federal income tax expense during the year. The unaudited information does not purport to represent what GREAT's results of operations would actually have been if such transactions, in fact, had occurred on January 1, 1994, nor does it purport to represent the results of operations for future periods

                                              1995          1994
                                          ------------  ------------
Revenues................................  $  2,078,292  $  1,988,299
Net Income..............................  $    281,759  $    162,453
Earnings per share......................  $       0.54  $       0.31

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors and Shareholders
Grove Operating, L.P.

    We have audited the accompanying balance sheet of Grove Operating, L.P. as of November 4, 1996. This balance sheet is the responsibility of the Partnership's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

    In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Grove Operating, L.P. at November 4, 1996, in conformity with generally accepted accounting principles.

                              /s/ ERNST & YOUNG LLP

Hartford, Connecticut
November 4, 1996

                             GROVE OPERATING, L.P.

                                 BALANCE SHEET

                                NOVEMBER 4, 1996



Cash............................................  $     100
                                                  ---------
Total assets....................................  $     100
                                                  ---------
                                                  ---------
OWNERS' EQUITY
Contributed capital.............................  $     100
                                                  ---------
Total owners' equity............................  $     100
                                                  ---------
                                                  ---------

                            See accompanying notes.

                             GROVE OPERATING, L.P.

                             NOTES TO BALANCE SHEET
                                NOVEMBER 4, 1996

1. ORGANIZATION

    Grove Operating, L.P. ("Operating Partnership") is a newly formed limited partnership organized to act as the vehicle for the consolidation of ownership and/or control of the operations and assets and liabilities of Grove Real Estate Asset Trust ("GREAT") and Grove Property Services Limited Partnership and Property Partnerships ("the Grove Companies"). These entities are expected to be the subject of a business combination in connection with the formation of an umbrella REIT (the "Company). GREAT is the sole general partner of the Operating Partnership.

2. CONSOLIDATION TRANSACTIONS

    The Consolidation Transactions constitute a series of transactions pursuant to which GREAT will become a self-administered and self-managed REIT with control over 23 multi-family residential projects and one neighborhood shopping center in the Northeastern United States. The following transactions have occurred or will occur prior to the consummation of the Consolidation Transactions.

    - The Operating Partnership was formed as a Delaware limited partnership in November 1996.

    - Pursuant to an Exchange Offer, the Operating Partnership will offer to purchase from the Limited Partners of the Property Partnerships, any and all outstanding partnership units of each of the Property Partnerships in exchange for Common Units of the Operating Partnership, or, in certain circumstances, cash. The number of Common Units to be received by a Limited Partner will be calculated based upon such partners' interest in the applicable partnership as applied to the value of the property partnership associated therewith.

      In connection with the Exchange Offer, Limited Partners who tender their partnership units will also be consenting to certain amendments of the limited partnership agreements including provisions which might otherwise restrict the Company's ability to effect the Consolidation Transactions.

    - Immediately prior to the consummation of the Consolidation Transactions, GREAT will declare and issue a stock dividend aggregating 26,250 Common Shares and concurrently effect a Stock Split of 1.125 to 1, thereby issuing on a pro rata basis a total of 95,130 Common Shares to the holders of the currently issued and outstanding 525,000 Common Shares.

    - GREAT will issue up to 3,333,333 Common Shares to new equity investors in exchange for up to $30 million of New Equity Investment.

    - Pursuant to a Contribution Agreement among GREAT, the Grove Companies and the Operating Partnership, substantially all of the assets and operations of GREAT, the management services division of Grove Property Services Limited Partnership and the Grove Companies' interests in the Property Partnerships (or the holdings thereof) will be transferred to the Company.

      In exchange for the above, the Grove Companies will receive an aggregate of 904,867 Common Units in the Operating Partnership and a cash payment equal to $177,669 from GREAT, and GREAT will receive 620,130 Common Units in the Operating Partnership. Additionally, GREAT will contribute to the Operating Partnership the gross proceeds received from the New Equity Investment in exchange for a number of additional Common Units equal to the number of Common Shares issued by GREAT to the new equity investors.

                             GROVE OPERATING, L.P.

                             NOTES TO BALANCE SHEET
                                NOVEMBER 4, 1996

2. CONSOLIDATION TRANSACTIONS (CONTINUED)
    - In connection with the Consolidation Transactions, the Operating Partnership will enter into a three-year secured revolving acquisition and working capital facility of approximately $25 million and an approximately $15.1 million ten-year term mortgage loan.

      The Company will use a portion of the proceeds from the New Equity Investment, together with borrowings under the new credit facilities, to paydown or refinance approximately $39.8 million of mortgage indebtedness of the Property Partnerships and to acquire certain minority interests in certain of the Property Partnerships.

                         REPORT OF INDEPENDENT AUDITORS

Partners and Owners
Grove Property Services Limited Partnership and Property Partnerships

    We have audited the accompanying combined balance sheets of Grove Property Services Limited Partnership and Property Partnerships as of December 31, 1995, and the related combined statements of income, owners' equity and cash flows for each of the two years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Grove Property Services Limited Partnership and Property Partnerships at December 31, 1995, and the combined results of their operations and their cash flows for each of the two years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

                              /s/ ERNST & YOUNG LLP

Hartford, Connecticut
October 12, 1996

     GROVE PROPERTY SERVICES LIMITED PARTNERSHIP AND PROPERTY PARTNERSHIPS

                            COMBINED BALANCE SHEETS

                                             SEPTEMBER    DECEMBER
                                             30, 1996     31, 1995
                                            -----------  -----------
                                            (UNAUDITED)
                                 (IN THOUSANDS)
ASSETS
Real estate assets, at cost:
  Land.....................................  $   7,735    $   7,741
  Buildings and improvements...............     66,632       65,242
  Furniture, fixtures and equipment........      4,144        3,852
                                            -----------  -----------
                                                78,511       76,835
Less accumulated depreciation..............     23,567       21,256
                                            -----------  -----------
  Net real estate assets...................     54,944       55,579
Cash and cash equivalents..................      1,290        2,168
Restricted cash-resident security deposits.        655          619
Due from related parties, net..............                   1,434
Due from partners..........................        884          324
Deferred costs, net of accumulated
amortization of $1,570 and  $1,349 at
September 30, 1996 and December 31, 1995,
  respectively.............................        969        1,369
Other assets...............................        421          185
                                            -----------  -----------
Total assets...............................  $  59,163    $  61,678
                                            -----------  -----------
                                            -----------  -----------
LIABILITIES AND OWNERS' EQUITY
Mortgage notes payable.....................  $  47,518    $  46,786
Accounts payable and other liabilities.....      1,183        1,077
Due to NAVAB...............................        508          937
Due to related parties, net................        477
Resident security deposits.................        655          619
                                            -----------  -----------
Total liabilities..........................     50,341       49,419
Owners' equity:
  General partners.........................     (3,328)      (3,316)
  Limited partners.........................     12,150       15,575
                                            -----------  -----------
                                                 8,822       12,259
                                            -----------  -----------
Total liabilities and owners' equity.......  $  59,163    $  61,678
                                            -----------  -----------
                                            -----------  -----------

                            See accompanying notes.

     GROVE PROPERTY SERVICES LIMITED PARTNERSHIP AND PROPERTY PARTNERSHIPS

                         COMBINED STATEMENTS OF INCOME

                                      NINE-MONTHS ENDED
                                                             YEAR ENDED
                                     SEPTEMBER 30,          DECEMBER 31,
                                  --------------------  --------------------
                                    1996       1995       1995       1994
                                  ---------  ---------  ---------  ---------
                                   (UNAUDITED)
                                 (IN THOUSANDS)
Revenues:
  Rental income ....................  $ 9,644   $ 8,864   $11,965   $ 11,462
  Property management ..............    1,198       914     1,473      1,103
  Interest and other ...............      243       449       445        563
                                      -------   -------   -------   --------
Total revenues .....................   11,085    10,227    13,883     13,128
                                      -------   -------   -------   --------
Expenses:
  Payroll related ..................    1,678     1,503     2,358      2,285
  Other property operating .........    2,671     2,271     2,918      2,953
  General and administrative .......      194       255       261        271
  Real estate taxes ................      938       895     1,234      1,253
                                      -------   -------   -------   --------
Total expenses .....................    5,481     4,924     6,771      6,762
                                      -------   -------   -------   --------
                                        5,604     5,303     7,112      6,366
Interest expense ...................    2,807     2,861     3,829      3,817
Depreciation and amortization ......    2,346     2,348     3,140      3,165
                                      -------   -------   -------   --------
Income (loss) before
extraordinary items ................      451        94       143       (616)
Extraordinary items-gain on
restructuring of debt                             2,186     2,186      1,771
                                      -------   -------   -------   --------
Net income .........................  $   451   $ 2,280   $ 2,329   $  1,155
                                      -------   -------   -------   --------
                                      -------   -------   -------   --------

                            See accompanying notes.

     GROVE PROPERTY SERVICES LIMITED PARTNERSHIP AND PROPERTY PARTNERSHIPS

                COMBINED STATEMENTS OF CHANGES IN OWNERS' EQUITY

              NINE-MONTHS ENDED SEPTEMBER 30, 1996 (UNAUDITED) AND
                     YEARS ENDED DECEMBER 31, 1995 AND 1994
                                 (IN THOUSANDS)

                                                                       TOTAL
                                                GENERAL    LIMITED    OWNERS'
                                               PARTNERS   PARTNERS    EQUITY
                                               ---------  ---------  ---------
Owners' equity, December 31, 1993............  $  (2,940) $  11,123  $   8,183
Capital contributions........................                 2,667      2,667
Distributions................................        (12)    (1,047)
(1,059)
Net income...................................       (591)     1,746      1,155
                                               ---------  ---------  ---------
Owners' equity, December 31, 1994............     (3,543)    14,489     10,946
Capital contributions........................          1          1          2
Distributions................................        (10)    (1,008)
(1,018)
Net income...................................        236      2,093      2,329
                                               ---------  ---------  ---------
Owners' equity, December 31, 1995............     (3,316)    15,575     12,259
Capital contributions (unaudited)............                   855        855
Distributions (unaudited)....................        (23)    (4,720)
(4,743)
Net income (unaudited).......................         11        440        451
                                               ---------  ---------  ---------
Owners' equity, September 30, 1996 (unaudited) $  (3,328) $  12,150  $   8,822
                                               ---------  ---------  ---------
                                               ---------  ---------  ---------

                            See accompanying notes.

     GROVE PROPERTY SERVICES LIMITED PARTNERSHIP AND PROPERTY PARTNERSHIPS

                       COMBINED STATEMENTS OF CASH FLOWS

                                        NINE-MONTHS ENDED   YEAR ENDED DECEMBER
                                             SEPTEMBER 30               31
                                       --------------------  ------------------
                                               1996    1995    1995      1994
                                           ---------  -------  ------  ---------
                                   (UNAUDITED)
                                 (IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income ................................ $   451  $ 2,280   $ 2,329  $ 1,155
Adjustments to reconcile net income to
net cash provided by operating activities:
  Depreciation and amortization ...........   2,346    2,348     3,140    3,165
  Gain on restructuring of debt ...........  (2,186)  (2,186)   (1,771)
  Decrease (increase) in assets:
    Other assets ..........................    (236)    (313)      (25)     111
  (Decrease) increase in liabilities:
    Accounts payable and other liabilities      107      152        59     (312)
    Due to related parties, net ...........   1,911     (285)     (502)      (1)
                                            -------  -------   -------  -------
Net cash provided by operating activities .   4,579    1,996     2,815    2,347

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of real estate assets ............  (1,312)    (910)   (3,004)  (6,015)
Payment for deferred costs ................    (389)    (415)     (391)
                                            -------  -------   -------  -------
Net cash used in investing activities .....  (1,312)  (1,299)   (3,419)  (6,406)

CASH FLOWS FROM FINANCING ACTIVITIES
Repayment of mortgage notes ...............    (558)  (7,110)   (7,655)  (5,791)
Proceeds from mortgage notes ..............   1,290    5,800     7,800    8,725
Payment for financing costs ...............    (131)    (256)     (104)
Due from partners .........................    (560)     116       750      (13)
Due to NAVAB ..............................    (429)     753     1,171     (461)
Distributions to owners ...................  (4,743)    (759)   (1,018)  (1,059)
Capital contributions .....................     855        2     2,667
                                            -------  -------   -------  -------
Net cash provided by (used in) financing
 activities                                  (4,145)  (1,331)      794    3,964
                                            -------  -------   -------  -------
Net increase (decrease) in cash and cash
 equivalents                                  (878)    (634)      190      (95)
Cash and cash equivalents, beginning of yea   2,168    1,978     1,978    2,073
                                            -------  -------   -------  -------
Cash and cash equivalents, end of year .... $ 1,290  $ 1,344   $ 2,168  $ 1,978
                                            -------  -------   -------  -------
                                            -------  -------   -------  -------

SUPPLEMENTAL INFORMATION
Cash paid during the year for interest .... $ 2,599  $ 2,729   $ 3,883  $ 3,817
                                            -------  -------   -------  -------
                                            -------  -------   -------  -------

                            See accompanying notes.

     GROVE PROPERTY SERVICES LIMITED PARTNERSHIP AND PROPERTY PARTNERSHIPS

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                               DECEMBER 31, 1995

1. BASIS OF PRESENTATION

    Grove Property Services Limited Partnership and Property Partnerships (the "Group") combined financial statements include the accounts of various partnerships; it is not a separate legal entity. "Property Partnerships" is a combination of affiliated entities that have ownership interests principally in multifamily communities in the Connecticut, Massachusetts and Rhode Island areas. The accounts are presented on a combined basis because all of the communities are managed by Grove Property Services Limited Partnership (GPS) whose general partners have a controlling interest in each of the communities and because these communities are expected to be the subject of a business combination in connection with the formation of an umbrella REIT (the "Company"). Each of the communities are expected to be substantially owned by a newly formed Operating Partnership, which will be owned, in part, by the Company. The Company intends to qualify as a real estate investment trust under the Internal Revenue Code of 1986, as amended.

    The business combination is structured so that the partners will receive cash, limited partnership interests in Grove Operating, L.P. (the "Operating Partnership" which will hold substantially all of the operating assets of the Company), or a combination thereof. The Company will be the sole general partner of the Operating Partnership.

    In addition to GPS, and Grove Longmeadow Associates, a neighborhood shopping center, the following limited partnerships have been included in the combined financial statements:

                                                                      NUMBER OF
LIMITED PARTNERSHIP NAME           EXISTING COMMUNITY NAME            APARTMENTS
- ---------------------------------  ------------------------------------------


Avonplace Associates.............. Avonplace                               146
Burgundy Associates............... Burgundy Studios                        102
Grove-Ellington Associates........ Arbor Commons                            28
Grove-Enfield Associates.......... Fox Hill Apartments                     168
Grove-Manchester Associates....... 208-210 Main Street Apartments           28
Grove-Newington Associates........ Woodbridge Apartments                    73
Grove Opportunity Fund II......... Dean Estates II                          58
                                   Royale Apartments                        76
                                   Talcott Forest                           19
Grove-Plainville Associates....... Colonial Village Apartments             104
Grove Properties III.............. Bradford Commons                         64
                                   Loomis Manor                             43
Grove Taunton Associates.......... Dean Estates                             48
Grove-Vernon Associates........... Fox Hill Commons                         74
Grove-West Hartford Associates.... Park Place West                          63
Grove-West Springfield Associates. Van Deene Manor                         109
Grove-Westfield Associates........ Security Manor                           63
Grove-Westwynd Associates......... Westwynd Apartments                      46
Shoreline London Associates....... Ocean Reef                              163
Nautilus Properties............... Sandalwood*                              39

- ------------------------

*   Available for lease August 1996.

    All significant intercompany accounts and transactions have been eliminated in combination.

     GROVE PROPERTY SERVICES LIMITED PARTNERSHIP AND PROPERTY PARTNERSHIPS

                               DECEMBER 31, 1995

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

DEPRECIATION OF REAL ESTATE ASSETS

    Ordinary   repairs  and   maintenance   are  expensed  as  incurred;   major
replacements and betterments are capitalized and depreciated over their estimated useful lives. Depreciation of real estate is computed principally on a straight-line basis over the expected useful lives of depreciable property, which ranges from 15 to 39 years for buildings, improvements and land improvements and 5 to 7 years for furnishings and equipment.

IMPACT OF RECENTLY ISSUED ACCOUNTING STANDARDS

    In March 1995, the Financial Accounting Standards Board issued Statement No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. Statement 121 also addresses the accounting for long-lived assets that are expected to be disposed of. The
Company adopted Statement 121 in the first quarter of 1996. The effect of adoption on the financial statements was not material.

REVENUE RECOGNITION

    Rental income attributable to leases is recognized on a straight-line basis over the terms of the leases. Residential leases are for periods of up to one year. Commercial leases are generally for periods of 5 to 10 years.

CASH AND CASH EQUIVALENTS

    Cash and cash equivalents include all highly liquid debt investments with original maturities of three months or less from the date of purchase.

DEFERRED COSTS

    Deferred costs consist of organization costs and costs incurred in obtaining long-term financing. Deferred financing costs are amortized over the term of the related mortgage loan obligation. Organization costs are amortized over 5 years.

INCOME TAXES

    The Group is owned by various partnerships whose partners are required to include their respective share of profits and losses in their individual income tax returns. Accordingly, no federal or state income taxes have been provided in the accompanying combined financial statements.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

     GROVE PROPERTY SERVICES LIMITED PARTNERSHIP AND PROPERTY PARTNERSHIPS

                               DECEMBER 31, 1995

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
PARTNERSHIP AGREEMENTS

    The net income or loss for each partnership is allocated in accordance with the provisions of the partnership agreements. Such amounts are allocated to the general and limited partners based on distribution percentages ranging from 1% to 15% for general partners and 85% to 99% for limited partners.

3. DUE TO AND FROM RELATED PARTIES AND NAVAB

    Certain properties managed by GPS are not included in the Group. Due to/from related parties represent costs paid by the Group on behalf of these properties, property expense and other advances from the Group to those properties, and management fees owed to the Group by those properties.

    An affiliate of the Group, NAVAB, periodically loans funds to the partnerships under their line of credit. These loans generally bear interest at 2.5% above the prime rate. Interest paid to NAVAB was $115,600 and $156,500 for the years ended December 31, 1995 and 1994, respectively and $74,700 and $29,500 for the nine months ended September 30, 1996 and 1995 (unaudited), respectively.

4. MORTGAGE NOTES PAYABLE

    The Group's mortgage notes at December 31, 1995 and September 30, 1996 (unaudited) consist of the following:

                                                       SEPTEMBER    DECEMBER
                                                          30,          31,
                                                         1996         1995
                                                      -----------  -----------
                                   (UNAUDITED)
                                 (IN THOUSANDS)
Mortgage notes payable at fixed interest rates
  ranging from 7.09% to 7.5%, payable in varying
  amounts through December 2003.....................   $   6,061    $   6,068
Mortgage notes payable with floating interest rates
  (7.22% to 9.27% at December 31, 1995), payable in
  varying amounts through November 2005.............      41,457       40,718
                                                      -----------  -----------
                                                       $  47,518    $  46,786
                                                      -----------  -----------
                                                      -----------  -----------

    Each of the mortgage notes is collateralized by a first mortgage on separate communities. Certain loans are guaranteed in whole or part by individuals affiliated with the Group. Such guarantees aggregate approximately $29.5 and
29.8 million at September 30, 1996 and December 31, 1995, respectively.

     GROVE PROPERTY SERVICES LIMITED PARTNERSHIP AND PROPERTY PARTNERSHIPS

                               DECEMBER 31, 1995

4. MORTGAGE NOTES PAYABLE (CONTINUED)
    Principal maturities as of December 31, 1995 are as follows (IN THOUSANDS):

1996...............................................................  $     662
1997...............................................................        721
1998...............................................................        778
1999...............................................................      4,844
2000...............................................................        923
Thereafter.........................................................     38,858
                                                                     ---------
                                                                     $  46,786
                                                                     ---------
                                                                     ---------

5. RELATED PARTY TRANSACTIONS

    GPS performs management services for certain communities not included in the Group. Management fees received from these communities were $891,300 and $747,200 for the years ended December 31, 1995 and 1994, respectively, and $754,600 and $708,400 for the nine-months ended September 30, 1996 and 1995 (unaudited), respectively.

    The Group leases office space from an affiliate at $4,000 per month.

6. EXTRAORDINARY GAIN

    The Group recognized gains during 1995 and 1994 relating to restructuring of debt on various mortgage notes due to banks. The total amount due to banks consisted of $11,112,000 of principal and interest in 1995 and $6,257,000 of principal and interest in 1994. The Group paid $8,926,000 and $4,486,000, in 1995 and 1994, respectively, in satisfaction of the notes, resulting in extraordinary gains of $2,186,000 and $1,771,000, respectively.

7. FAIR VALUE OF FINANCIAL INSTRUMENTS

    The following disclosures of estimated fair value were determined by management using available market information and appropriate valuation methodologies. Judgment is necessary to interpret market data and develop estimated fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts the Group could realize on disposition of the financial instruments. The use of different market assumptions and/or estimation methodolgies may have a material effect on the estimated fair value amounts.

    Cash equivalents, accounts receivable, accounts payable and other accruals, and mortgage notes are carried at amounts that approximate their fair values. Fair values were estimated using discounted cash flow analyses, based on interest rates currently available to the Group for issuance of debt with similar terms and remaining maturities.

8. SUBSEQUENT EVENTS

    In October 1996, the Group obtained additional mortgage loans for two of its properties aggregating $1.24 million. The loans bear interest at a LIBOR based rate and are due in 2005.

     GROVE PROPERTY SERVICES LIMITED PARTNERSHIP AND PROPERTY PARTNERSHIPS

                               DECEMBER 31, 1995

9. LEASES

    Future minimum lease payments to be received on noncancelable commercial leases with terms greater than one year consist of the following at December 31, 1995:

1996............................................................  $1,030,300
1997............................................................    910,800
1998............................................................    787,800
1999............................................................    779,300
2000............................................................    670,200
Thereafter......................................................  2,487,900
                                                                  ---------
                                                                  $6,666,300
                                                                  ---------
                                                                  ---------

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Shareholders and Board of Directors
  of Grove Real Estate Asset Trust
Hartford, Connecticut

    We have audited the accompanying statements of income, partners' equity and cash flows of Grove Cambridge Associates Limited Partnership for the year ended December 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations and csh flows of Grove Cambridge Associates Limited Partnership for the year ended December 31, 1994 in conformity with generally accepted accounting principals.

                              /s/ BDO SEIDMAN, LLP

December 8, 1995
New York, New York

                         REPORT OF INDEPENDENT AUDITORS

Partners
Grove Cambridge Associates Limited Partnership

    We have audited the accompanying balance sheet of Grove Cambridge Associates Limited Partnership as of December 31, 1995, and the related statements of operations, partners' equity (deficit), and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Grove Cambridge Associates Limited Partnership at December 31, 1995, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                          /s/ ERNST & YOUNG LLP

Hartford, Connecticut
October 12, 1996

                 GROVE CAMBRIDGE ASSOCIATES LIMITED PARTNERSHIP

                                 BALANCE SHEET

                               DECEMBER 31, 1995

                                          ASSETS
Real estate assets, at cost:
  Land ...........................................................   $   504,301
  Buildings and improvements .....................................     4,700,870
  Furniture, fixtures and equipment ..............................        78,880
                                                                     -----------
                                                                       5,284,051
  Less: accumulated depreciation .................................     1,120,190
                                                                     -----------
      Net real estate assets .....................................     4,163,861
Cash and cash equivalents ........................................        14,033
Deferred charges, net of accumulated
amortization of $17,082 ..........................................        27,454
Other assets .....................................................           200
                                                                     -----------
      Total assets ...............................................   $ 4,205,548
                                                                     -----------
                                                                     -----------
                        LIABILITIES AND PARTNERS' EQUITY (DEFICIT)
Liabilities:
  Mortgage payable ...............................................   $ 2,968,307
  Accounts payable, and other liabilities ........................        89,647
  Loans payable--affiliates ......................................     1,170,942
  Other liabilities ..............................................        53,813
                                                                     -----------
      Total liabilities ..........................................     4,282,709
                                                                     -----------
Partners' equity (deficit):
  General partner ...............................................          (773)
  Limited partners ..............................................       (76,388)
                                                                     -----------
      Total partners' equity (deficit) ...........................      (77,161)
                                                                     -----------
        Total liabilities and partners' equity (deficit) .........   $ 4,205,548
                                                                     -----------
                                                                      ---------

                             See accompanying notes

                 GROVE CAMBRIDGE ASSOCIATES LIMITED PARTNERSHIP

                            STATEMENTS OF OPERATIONS

                     YEARS ENDED DECEMBER 31, 1995 AND 1994

                                                       1995          1994
                                                 -----------  ------------
Revenues:
  Rental income................................  $   745,655  $    719,720
  Interest and other income....................       15,722        31,317
                                                 -----------  ------------
    Total revenues.............................      761,377       751,037
                                                 -----------  ------------
Expenses:
  Property operating and maintenance...........      223,143       245,642
  Real estate taxes............................       60,839        58,740
  Related party management fees................       46,556        42,469
                                                 -----------  ------------
    Total expenses.............................      330,538       346,851
                                                 -----------  ------------
                                                     430,839       404,186

Interest expense...............................      408,941       322,285
Depreciation and amortization..................      186,628       186,625
                                                 -----------  ------------
Loss before extraordinary item.................     (164,730)
(104,724)
Extraordinary item:
  Gain on restructuring of debt................                  1,033,566
                                                 -----------  ------------
Net income (loss)..............................  $  (164,730) $    928,842
                                                 -----------  ------------
                                                 -----------  ------------

                            See accompanying notes.

                 GROVE CAMBRIDGE ASSOCIATES LIMITED PARTNERSHIP

              STATEMENTS OF CHANGES IN PARTNERS' EQUITY (DEFICIT)

                     YEARS ENDED DECEMBER 31, 1995 AND 1994

                                      GENERAL     LIMITED
                                     PARTNERS    PARTNERS       TOTAL
                                     ---------  -----------  -----------
Balance, December 31, 1993.........  $  (8,414) $  (832,859) $
(841,273)
    Net income.....................      9,288      919,554      928,842
                                     ---------  -----------  -----------
Balance, December 31, 1994.........        874       86,695       87,569
    Net loss.......................     (1,647)    (163,083)
(164,730)
                                     ---------  -----------  -----------
Balance, December 31, 1995.........  $    (773) $   (76,388) $
(77,161)
                                     ---------  -----------  -----------
                                     ---------  -----------  -----------

                            See accompanying notes.

                 GROVE CAMBRIDGE ASSOCIATES LIMITED PARTNERSHIP

                            STATEMENTS OF CASH FLOWS

                     YEARS ENDED DECEMBER 31, 1995 AND 1994

                                                          1995         1994
                                                       -----------  -----------
Cash flows from operating activities:
  Net income (loss)..................................  $  (164,730) $   928,842
  Adjustments to reconcile net income (loss) to
    net cash provided by operating
    activities:
    Depreciation and amortization....................      186,628      186,625
    Gain on restructuring of debt....................      --        (1,033,566)
      Decrease in other assets.......................        8,929       10,713
      Increase (decrease) in accounts payable
      and other liabilities....................             11,625       (9,537)
                                                       -----------  -----------
        Net cash provided by operating activities....       42,452       83,077
                                                       -----------  -----------
Cash flows from investing activities:
  Expenditures for building and other improvements...      (36,884)     (27,693)
  Payment for deferred costs.........................       (3,083)     (32,653)
                                                       -----------  -----------
        Net cash used in investing activities........      (39,967)     (60,346)
                                                       -----------  -----------
Cash flows from financing activities:
  Repayment of mortgages and notes payable...........      (28,364)     (82,165)
  Increase in loans from affiliates..................       20,627       56,806
                                                       -----------  -----------
        Net cash used in financing activities........       (7,737)     (25,359)
                                                       -----------  -----------
Net decrease in cash and cash equivalents............       (5,252)      (2,628)
Cash and cash equivalents, beginning of year.........       19,285       21,913
                                                       -----------  -----------
Cash and cash equivalents, end of year...............  $    14,033  $    19,285
                                                       -----------  -----------
                                                       -----------  -----------

                            See accompanying notes.

                 GROVE CAMBRIDGE ASSOCIATES LIMITED PARTNERSHIP

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1995

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRESENTATION AND NATURE OF BUSINESS

    Grove  Cambridge   Associates  Limited   Partnership   ("CAMBRIDGE"  or  the
"partnership") owns and operates an apartment complex in Norwich, CT (the "property").

ALLOCATIONS AND DISTRIBUTIONS

    The net income or loss of the partnership is allocated in accordance with the provisions of the partnership agreement. In general, these amounts are allocated on a pro-rata basis in proportion to the equity interest held by each general or limited partner.

DEPRECIATION OF REAL ESTATE ASSETS

    Expenditures for additions, renewals and betterment's are capitalized; expenditures for maintenance and repairs are charged to expense as incurred. Depreciation is computed on the straight-line method over the estimated useful lives of the assets as follows:

                                                            YEARS
                                                            ---------
Buildings and improvements................................      20-30
Land improvements.........................................         15
Furnishings and equipment.................................        5-7

IMPACT OF RECENTLY ISSUED ACCOUNTING STANDARD

    In March 1995, the Financial Accounting Standards Board issued Statement No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. Statement 121 also addresses the accounting for long-lived assets that are expected to be disposed of. The
Company adopted Statement 121 in the first quarter of 1996. The effect of adoption on the financial statements was not material.

REVENUE RECOGNITION

    Revenues, consisting primarily of rentals for apartments, are recognized on a straight-line basis over the term of lease, generally for one year.

INCOME TAXES

    The activities of the partnership are included in the respective tax returns of the partners and no Federal income taxes are provided or imposed at the partnership level.

CASH AND CASH EQUIVALENTS

    For purposes of the statements of cash flows, the partnership considers all highly liquid debt instruments with an original maturity of three months or less from the date of purchase to be cash equivalents.

                 GROVE CAMBRIDGE ASSOCIATES LIMITED PARTNERSHIP

                               DECEMBER 31, 1995

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

2. MORTGAGE PAYABLE

    The outstanding mortgage payable of $2,968,307 is secured by a first mortgage lien on the Property and is personally guaranteed by certain officers and stockholders of one of the general partners. Monthly payments, based on a 25-year amortization table, are due through November 1999, at which time the remaining principal balance becomes due and payable. The loan bears interest at a fixed interest rate of 9.27% through November 1996, after which, at the option of the Partnership, is adjusted annually at a rate equal to 2.4% over the one year U.S. Treasury Securities rate or 2% over the bank's costs of funds rate.

    Principal payments are as follows:

1996............................................................  $  35,099
1997............................................................     38,495
1998............................................................     42,219
1999............................................................  2,852,494
                                                                  ---------
                                                                 $2,968,307
                                                                  ---------
                                                                  ---------

    In September 1994, the partnership completed a bank debt restructuring through an affiliate. The partnership paid $3,000,000 in full satisfaction of the principal and interest obligations to the bank, which totaled $4,033,566, resulting in an extraordinary gain of $1,033,566.

    In November 1994, the affiliate transferred its loan to an unaffiliated lending institution. During 1994, the partnership made payments aggregating approximately $85,000 to the affiliate, including $68,820 of interest.

3. RELATED PARTY TRANSACTIONS

    The partnership agreement provides for a management fee and bookkeeping fee based on the gross monthly revenues (as defined) to be paid to a related party.

    An affiliate of Cambridge periodically loans funds to the partnership under its $1.5 million line of credit. These loans generally bear interest at 2.5% above the prime rate, however, the affiliate has waived the interest during certain periods. Borrowings under this line of credit were $570,228 at December 31, 1995.

    The partnership has notes payable to other affiliates totaling $600,714. Those notes are principally due on demand and are no-interest bearing.

4. SUBSEQUENT EVENT

    On January 12, 1996, the partnership sold its assets and operations to Grove Real Estate Asset Trust ("GREAT"). The principals of GREAT are also principals of Cambridge. The selling price was $4,250,000 in cash.